Exhibit 10.1

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

OF

CB RICHARD ELLIS GROUP, INC.

(THE “COMPANY”)

Amended by the Company’s Board of Directors on September 6, 2006

Effective September 6, 2006, Section 2(r) of the Company’s Amended and Restated 2004 Stock Incentive Plan is hereby amended to read in its entirety as follows:

“(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing price of the Common Stock as reported on such date on the Composite Tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted on a national securities exchange, the closing price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or if no sale of Common Stock shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Common Stock have been so reported or quoted shall be used.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii) Notwithstanding the foregoing, for non-discretionary Stock Awards granted to Eligible Directors as of the effective date of the Plan as set forth in Section 16 hereof and as described below in Section 7, “Fair Market Value” shall mean the price at which the Company sells Company Common Stock to the public pursuant to a registration statement filed with the U.S. Securities and Exchange Commission on or around such effective date.”